UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

Forterus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Olive Avenue
Suite 263
Huntington Beach, California 92648

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code 951.837.2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01

On June 25, 2008, Forterus, Inc. (“Forterus”) entered into a binding Letter of Intent ("LOI") for the acquisition of all the outstanding stock of ABTTC, Inc. (“ABTTC”).  The LOI contemplated consideration of 2.85 times gross revenue of ABTTC from August 2007 through July 2008 (estimated to be $4.8 million).  On August 8, 2008, Forterus closed on the ABTTC transaction. The compensation issued to ABTTC consists of 4,375,000 shares of common stock, 1,000,000 shares of Series B Preferred Stock and 10,075,000 Series C Convertible Preferred Stock.

The following are the audited financial statements of ABTTC for the year ended December 31, 2007 and 2006. In addition, the Company expects to file and amended 8-K to include the interim financial statement of ABTTC for the nine months ended September 30, 2008 and 2007, in addition to the required pro-forma financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors
Forterus, Inc.

We have audited the accompanying balance sheets of ABTTC, Inc., (“ABTTC”) as of December 31, 2007 and 2006, and the related statements of operations, shareholders' deficit and cash flows for each of the years then ended. These financial statements are the responsibility of ABTTC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as of December 31, 2007 and 2006. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABTTC as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 of the financial statements, the Company has incurred losses in recent history, and has significant working capital and accumulated deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McKennon Wilson & Morgan LLP

Irvine, California
November 19, 2008

ABTTC, Inc.
Balance Sheets

	December 31, 2007	December 31, 2006
Assets
Current Assets
Cash	$39,273	$52,353
Accounts receivable, net of allowance for doubtful
accounts of $18,107 and $0, respectively	370,731	119,425
Total Current Assets	410,004	171,778

Property and equipment, net of accumulated depreciation
of $51,846 and $26,209, respectively	77,452	100,511
Deferred tax assets	32,700	15,100
Other assets	13,887	15,217
Loan receivable - related party	27,007	22,550

Total Assets	$561,050	$325,156

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$295,627	$114,291
Accrued liabilities	102,440	6,673
Deferred revenue	142,813	74,704
Notes payable - current portion	7,227	15,433
Related party line of credit	85,406	78,260
Total Current Liabilities	633,513	289,361

Notes payable, net of current portion	22,460	29,688
Deferred tax liability	200	7,900
Total Liabilities	656,173	326,949

Stockholders' Deficit:
Common stock, $1 par value; 10,000 shares
authorized, 10,000 issued and outstanding	10,000	10,000
Additional paid-in capital	72,000	72,000
Accumulated deficit	(177,123)	(83,793)
Total Stockholders' Deficit	(95,123)	(1,793)
Total Liabilities and Stockholders' Deficit	$561,050	$325,156

The accompanying notes are an integral part of the financial statements.

ABTTC, Inc.
Statements of Operations
For the Years Ended December 31, 2007 and 2006

	December 31, 2007	December 31, 2006

Net revenue	$3,464,645	$2,397,289

Operating expenses:
General and administrative	1,119,020	669,710
Sales and marketing	702,095	577,746
Payroll and facility related expenditures	1,704,407	1,032,447
Total Expenses	3,525,522	2,279,903
Net income (loss) from operations	(60,877)	117,386

Interest expense	(11,618)	(3,149)
Net income loss before provision for income taxes	(72,495)	114,237

Provision (benefit) for income taxes	(24,500)	49,485

Net income (loss)	$(47,995)	$64,752

Weighted average basic and dilutive number of common shares outstanding	10,000	10,000

Net income (loss) per common share	$(4.80)	$6.48

The accompanying notes are an integral part of the financial statements.

ABTTC, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	December 31, 2007	December 31, 2006
Cash flows from operating activities:
Net income (loss)	$(47,995)	$64,752

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	25,635	16,782
Changes in operating assets and liabilities:
Accounts receivable	(251,306)	(107,511)
Deferred tax assets	(17,600)	54,808
Accounts payable	181,336	52,044
Accrued liabilities	95,767	(263)
Deferred revenues	68,109	48,944
Deferred tax liability	(7,700)	(6,135)
Net cash provided by operating activities	46,246	123,421

Cash flows from investing activities:
Purchase of property and equipment	(2,578)	(22,889)
Other assets	1,332	(4,605)
Issuance of related party notes receivable	(4,457)	(22,550)
Net cash used in investing activities	(5,703)	(50,044)

Cash flows from financing activities:
Dividends paid	(45,335)	(38,398)
Net proceeds from related party line of credit	7,146	8,758
Payments on notes payable	(15,434)	(5,753)
Net cash provided by financing activities	(53,623)	(35,393)

Net increase (decrease) in cash for the period	(13,080)	37,984
Cash and beginning of period	52,353	14,369
Cash at the end of the period	$39,273	$52,353

Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	$800	$800
Cash paid during the year for interest	$11,618	$3,149

Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment with note payable	$-	$38,548

The accompanying notes are an integral part of the financial statements.

ABTTC, Inc.
Statement Of Stockholders' Deficit
For the Years Ended December 31, 2007 and 2006

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit

Balances, December 30, 2005	10,000	$10,000	$72,000	$(110,147)	$(28,147)

Dividends	-	-	-	(38,398)	(38,398)
Net income	-	-	-	64,752	64,752

Balances, December 31, 2006	10,000	10,000	72,000	(83,793)	(1,793)

Dividends	-	-	-	(45,335)	(45,335)
Net loss	-	-	-	(47,995)	(47,995)
Balances, December 31, 2007	10,000	$10,000	$72,000	$(177,123)	$(95,123)

The accompanying notes are an integral part of the financial statements.

ABTTC, INC.
Notes to the Financial Statements
For The Years Ended December 31, 2006 and 2007

1. Business and Significant Accounting Policies

Formation and Business.   ABTTC, Inc. (the “Company”) was formed for the purpose of providing drug and alcohol rehabilitation services.   The Company operates five separate facilities in and around Murrieta, California, where it houses clients while they receive treatment.  The Company was incorporated under the laws of the State of Delaware on December 27, 2004.

Going Concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company during the year ended December 31, 2007 incurred an operating loss before income taxes of $72,495.  As of December 31, 2007, the Company had a working capital deficit of $223,509.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain equity and/or debt financing and ultimately achieving profitable operations from the development of its new business opportunities. During the year ended December 31, 2007, the Company funded operations through debt and equity offerings.   Currently, the Company does not have any commitments or assurances for additional capital.  There can be no assurance that the Company can achieve profitability in its operations, and it is possible that additional equity or debt financing may be required to continue as a going concern.  Without such additional capital, there is some doubt as to whether the Company will continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities, which might be necessary in the event the Company cannot continue in existence.

Use of Estimates.   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Net Client Revenue.  Net client revenue is recorded at its estimated net realizable amounts from Clients, third-party payors, and others for services rendered.  The Company has agreements with third-party payors that provide for payment at amounts different from established service rates.  In these cases, the Company records revenue for services rendered at established rates and records an appropriate reserve to account for the difference in amounts which will be received from third-party payors. In the cases, where the Company does not have agreements with third-party payors the Company estimates the discount based on previous history with the third-party.

Deferred Revenue.  Fees paid by clients upon entering the treatment center are recorded as deferred revenue and are amortized over the period of time the patient is receiving treatment.  Any unused fees are returned to the client after leaving the treatment center. As of December 31, 2006 and 2007, the Company had deferred revenue of $74,704 and $142,813, respectively, recorded on the accompanying balance sheets.

Cash and Cash Equivalents. The Company considers all highly liquid investments with insignificant interest rate risk and original maturities of three months or less from the date of purchase to be cash equivalents. The carrying amounts of cash and cash equivalents approximate their fair values. The Company at times maintains cash and cash equivalents balances at certain financial institutions in excess of amounts insured by federal agencies. Management does not believe that as a result of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships.

Allowance for Doubtful Accounts. The Company performs ongoing credit evaluations and continually monitors its collection of amounts due from its Clients. The Company adjusts credit limits and payment terms granted to its Clients based upon payment history and the Client's current creditworthiness and insurance coverage. The Company requires deposits from its Clients to secure amounts due from them. Historically, the Company has not experienced significant collection issues.

Property and Equipment.  Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Significant renewals and betterments are capitalized while maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized on the straight-line basis over the lesser of their estimated useful lives or the term of the related lease.

Income Taxes.  The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.  Tax deductible losses can be carried forward for 20 years until utilized for federal income tax purposes.

Advertising Costs. The Company expenses all costs of advertising as incurred.  The Company expensed $673,384 and $577,746 of advertising costs during the years ended December 31, 2007 and 2006, respectively.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes— an interpretation of FASB Statement No. 109 (“FIN 48”)”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 describes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect of adopting FIN 48 is required to be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity) for that fiscal year, presented separately. The adoption of FIN 48 did not have a material impact to the Company’s financial statements.

Fair Value of Financial Instruments.  Financial instruments are recorded on the balance sheets. The carrying amount for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses approximates fair value due to the immediate or short-term maturity of these financial instruments. The fair value of long-term debt approximates the carrying amounts based upon our expected borrowing rate for debt with similar remaining maturities and comparable risk.

Recent Accounting Pronouncements.   In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” ("SFAS 157"). SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for fiscal years beginning after November 15, 2007, although early adoption is permitted. The Company is currently assessing the potential effect, if any, of SFAS 157 on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 ("SFAS 159")”. SFAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish, on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company is currently evaluating the impact, if any, of SFAS 159 on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS 141(R)"), which replaces FAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141(R) is to be applied prospectively to business combinations.

2.	Property and Equipment

Property and equipment as of December 31, 2006 and 2007 consisted of the following:

	2006	2007
Furniture and fixtures	$24,620	$24,713
Computers and communication equipment	28,656	31,141
Vehicles	73,444	73,444
	126,720	129,298
Less accumulated depreciation	(26,209)	(51,846)
Total property and equipment, net	$100,511	$77,452

During the years ended December 31, 2006 and 2007, the Company recorded depreciation expense of $16,782 and $25,635, respectively.

3.	Client Trust Cash

The Company maintains small personal cash balances which Clients use to purchase personal items while living at its faculties receiving treatment.  This cash is a liability payable to the Client upon request or discharge from treatment. As of December 31, 2006 and 2007, the Company had $3,051 and $982 recorded in accounts payable on the accompanying balance sheets, respectively.

4.	Long-Term Debt

The Company purchased vehicles for use at its facilities which are personally guaranteed by a shareholder.  In addition, the shareholder has allowed the Company to utilize her credit lines to provide financing for the Company.  Long-term debt at December 31, 2006 and 2007 is as follows:

	2006	2007
Vehicle notes payable, maturing in 2011, 60 payments at 8.25% interest, monthly principal and interest payments of $784	$36,195	$29,687
Vehicle notes payable, matured in 2007	8,926	-
Equity credit line – related party, maturing in 2008, interest at prime plus 0.5%, prime rate at December 31, 2006 and 2007 of 7.75% and 8.5%, unused portion of $9,240 and $2,094 at December 31, 2006 and 2007, respectively	78,260	85,406
	123,381	115,093
Less current portion	(93,693)	(92,633)
Long Term Debt, net of current portion	$29,688	$22,460

Future principal payments under these obligations as of December 31, 2007 are as follows:

2008	$92,633
2009	7,851
2010	8,524
2011	6,085
2012	-
Thereafter	-
Total	$115,093

5.	Income Taxes

The provision (benefit) for income taxes is comprised of the following for the years ended December 31:

	December 31,
	2006	2007
Current tax provision:
Federal	$-	$-
State	800	800
Total	800	800

Deferred tax provision (benefit)
Federal and state	48,685	(25,300)
Total provision (benefit) for income taxes	$49,485	$(24,500)

Significant deferred tax assets as of December 31, 2006 and 2007, were net operating losses of $30,100 and $16,000, respectively. Significant deferred tax liabilities as of December 31, 2006 and 2007, were excess depreciation of $8,500 and $2,500, respectively.

The benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The differences between the federal statutory tax rate of 34% and the effective tax rates are primarily due to state income tax provisions, net operating loss (“NOL”) carry forwards, deferred tax valuation allowance and permanent differences as follows for the years ended December 31:
	2006	2007
US federal statutory income tax rate	34%	(34%)
State tax – net of benefit	4.5%	(4.5%)
	38.5%	(38.5%)

Permanent differences	1.7%	2.7%
Other	3.1%	2.0%
Effective tax rate	43.3%	(33.8%)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has realized net operating losses for the period ending December 31, 2007 that expire beginning 2025.  It is management’s belief that the Company will be able to utilize these operating losses to offset future gains. As of December 31, 2006 and 2007, the Company’s valuation allowance is zero.

6.	Commitments and Contingencies

Legal  Settlement

A former employee filed a complaint against the Company claiming they had been subjected to inappropriate behavior from another employee.  The Company settled the complaint for $40,000.  Payments made under this settlement were $24,100 in the current year with the remaining balance of $15,900 due to be paid in May  2008.

7.	Related Party Transactions

Leases

The Company currently leases it toll free phone lines and its telephone equipment from three of its shareholders under verbal contracts.  Rental payments under these leases for the years ending December 31, 2006 and 2007 totaled $94,839 and $95,291, respectively.  Management considers these contracts to be representative of the fair value of similar leases if they were obtained from an unrelated third party.

The Company rents two of its facilities to house its clients from two shareholders of the Company under verbal contracts. The Company treats the agreements as month to month, and it pays the monthly mortgage payment for both facilities. Rental payments made to the related parties under these leases for the years ended December 31, 2006 and 2007 totaled $119,100 and $137,942, respectively.    Management considers these contracts to be representative of the fair value of similar leases if they were obtained from an unrelated third party

Note Receivable

One of the Company’s shareholders had a note outstanding for expenses paid by the Company on their behalf.  The expenditures were unapproved and discovered internally by management during preparation for the Company's audit.  The note is non interest bearing a payable on demand.  Payments received on the note were $0 and $17,738 for the period December 31, 2006 and 2007, respectively.  Amounts outstanding for this note at December 31, 2006 and 2007, were $22,550  and $27,007, respectively.

8.	Subsequent Events

Reverse Acquisition

On February 4, 2008, the Company receieved a letter of intent to be acquired by Forterus, Inc. (“Forteus”) for $7,750,000.  It was intended that upon closing of the transaction, ABTTC would become a wholly-owned subsidiary of the Company.  Paul Howarth is a shareholder of both Forteus and ABTTC, and thus he abstained from voting and all negotiations related to the transaction.  The Company received 194,444 shares of common stock valued at $1,750,000, or $9.00 per share, as the initial payment for the acquisition.  Paul Howarth received 30% of the shares of common stock.  The fair value of the Company’s common stock was determined by using the closing market price of the Company’s common stock on the date of issuance. The remaining amount under the proposed acquisition was to be paid over the next 18 months from the date of close.

On March 31, 2008, the parties terminated the pending transaction.  The initial payment of 194,444 shares to the Company were non-recoverable and served as a break-up fee.  The break-up fee was based on ABTTC having received previous cash offers to be acquired and in exchange for ABTTC negotiating exclusively with the Forterus.

After further consideration, on June 25, 2008, the board of directors of Forterus approved a binding Letter of Intent (“LOI”) to acquire ABTTC. The original LOI contemplated consideration of 2.85 times gross revenue of ABTTC from August 2007 through July 2008 (estimated to be $4.8 million).  Thus, on August 8, 2008, Forterus closed on the ABTTC transaction. The consideration issued to ABTTC consisted of 4,375,000 shares of common stock, 1,000,000 shares of Series B Preferred Stock and 10,075,000 Series C Convertible Preferred Stock of Forterus.

The acquisition will be accounted for as a reverse acquisition, whereby the assets and liabilities of ABTTC will be reported at their historical cost.  The statements of operations and cash flows will reflect those of ABTTC for the periods presented.  The fair value of the assets and liabilities of Forteus will be recorded at fair value.

Operating Lease

The Company expanded its office facilities to accommodate its growth.  The lease increased its space to 11,033 square feet for $8,120 per month.  The lease expires in thirty-six (36) months.

Shareholder Notes Payable

Three of the Company’s shareholders made loans to the Company to meet operting cash needs.  These notes bear interest rates ranging from 12% to 27%.  Total amounts due for these notes were $43,050.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 19, 2008	Forterus, Inc.
By: /s/ Paul Howarth